EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SunPower Corporation (the “Company”) on Form 10-K for the period ended January 3, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Thomas H. Werner and Charles D. Boynton certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Dated: February 18, 2016

/S/ THOMAS H. WERNER
Thomas H. Werner
President, Chief Executive Officer and Director
(Principal Executive Officer)

/S/ CHARLES D. BOYNTON
Charles D. Boynton
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure statement.